Exhibit 99.2

SCHUFF INTERNATIONAL, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED INTERIM

FINANCIAL STATEMENTS

AS OF MARCH 30, 2014 AND THE THREE MONTHS

ENDED MARCH 30, 2014 AND MARCH 31, 2013

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	Grant Thornton LLP 2398 E Camelback Road Suite 600 Phoenix, Arizona 85016 T 602.474.3400 F 602.474.3421 www.GrantThornton.com

Board of Directors and Stockholders

Schuff International, Inc.

We have reviewed the accompanying condensed consolidated interim financial statements of Schuff International, Inc. and subsidiaries (the “Company”), which comprise the condensed consolidated balance sheet as of March 30, 2014, and the related condensed consolidated statements of income, stockholders’ equity, and cash flows for the three-month periods ended March 30, 2014 and March 31, 2013, and the related notes to the interim financial statements.

Management’s responsibility

The Company’s management is responsible for the preparation and fair presentation of the condensed consolidated interim financial statements in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditor’s responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the condensed consolidated interim financial statements referred to above for them to be in accordance with accounting principles generally accepted in the United States of America.

Report on condensed consolidated balance sheet as of December 29, 2013

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of the Company as of December 29, 2013, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended (not presented herein); and we expressed an unmodified audit opinion on those audited consolidated financial statements in our report dated July 24, 2014. In our opinion, the accompanying condensed consolidated balance sheet of the Company as of December 29, 2013, is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.

/s/ GRANT THORNTON LLP

Phoenix, Arizona

July 24, 2014

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd

SCHUFF INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 30 2014	December 29 2013
	(in thousands, except for share data)
Assets
Current assets
Cash and cash equivalents	$756	$1,066
Receivables	135,738	106,620
Income tax receivable	—	228
Costs and recognized earnings in excess of billings on uncompleted contracts	25,021	20,831
Inventories	13,252	11,557
Deferred tax asset	1,707	1,707
Prepaid expenses and other current assets	1,442	1,402
Assets of discontinued operations	1,100	1,471

Total current assets	179,016	144,882

Property, plant and equipment, net	76,285	70,238
Goodwill	10,054	10,054
Other assets	4,078	4,102
Assets of discontinued operations	306	311

	$269,739	$229,587

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$42,658	$49,901
Accrued payroll and employee benefits	10,751	7,398
Accrued interest	135	90
Other current liabilities	5,457	4,907
Billings in excess of costs and recognized earnings on uncompleted contracts	60,169	38,584
Income tax payable	1,023	—
Current portion of long-term debt	21,459	2,663
Liabilities of discontinued operations	1,075	1,396

Total current liabilities	142,727	104,939

Long-term debt	9,000	9,166
Deferred tax liability	6,517	6,517
Other liabilities	557	656
Liabilities of discontinued operations	27	27

	16,101	16,366

Commitments and Contingencies (Note 9)	—	—

Schuff International stockholders’ equity
Preferred stock, $.001 par value – authorized 1,000,000 shares, none issued	—	—
Common stock, $.001 par value – 20,000,000 shares authorized, 10,038,707 shares issued in both 2014 and 2013 and 4,183,385 and 4,202,933 shares outstanding in 2014 and 2013, respectively	10	10
Additional paid-in capital	49,246	49,224
Retained earnings	134,652	131,687
Treasury stock-5,855,322 and 5,835,774 shares in 2014 and 2013, respectively, at cost	(77,349)	(76,946)

Total Schuff International stockholders’ equity	106,559	103,975

Non-controlling interest	4,352	4,307

Total stockholders’ equity	110,911	108,282

	$269,739	$229,587

See notes to condensed consolidated financial statements.

SCHUFF INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three months ended
	March 30 2014	March 31 2013
	(in thousands, except per share data)

Revenues	$105,142	$88,131
Cost of revenues	88,701	75,974

Gross profit	16,441	12,157
General and administrative expenses	11,385	9,268

Operating income	5,056	2,889
Interest expense	(464)	(1,131)
Other income	116	34

Income before income tax provision	4,708	1,792
Income tax provision	1,685	724

Income before non-controlling interest	3,023	1,068
Non-controlling interest	(45)	15

Income from continuing operations	2,978	1,083
(Loss) income from discontinued operations, net of tax	(13)	9

Net income	$2,965	$1,092

Income from continuing operations per common share:
Basic	$0.71	$0.26

Diluted	$0.71	$0.26

(Loss) income from discontinued operations per common share:
Basic	$—	$—

Diluted	$—	$—

Income per common share:
Basic	$0.71	$0.26

Diluted	$0.71	$0.26

Weighted average shares used in computation:
Basic	4,201	4,180

Diluted	4,201	4,183

See notes to condensed consolidated financial statements.

SCHUFF INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM DECEMBER 30, 2013 TO MARCH 30, 2014 (UNAUDITED)

			Additional Paid-In Capital	Retained Earnings	Treasury Stock	Non- controlling Interest	Total
	Common Stock
	Shares	Amount
	(in thousands)
Balance at December 30, 2013	4,203	$10	$49,224	$131,687	$(76,946)	$4,307	$108,282
Net income	—	—	—	2,965	—	—	2,965
Issuance of common stock	2	—	22	—	26	—	48
Minority interest in income	—	—	—	—	—	45	45
Purchase of treasury stock	(22)	—	—	—	(429)	—	(429)

Balance at March 30, 2014	4,183	$10	$49,246	$134,652	$(77,349)	$4,352	$110,911

See notes to condensed consolidated financial statements.

SCHUFF INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three months ended
	March 30	March 31
	2014	2013
	(in thousands)
Operating Activities
Income from continuing operations	$2,978	$1,083
Adjustments to reconcile income from continuing operations to net cash used in operating activities:
Depreciation and amortization	1,852	1,959
(Gain) loss on disposals of property, plant and equipment	(2)	26
Non-controlling interest income (loss)	45	(15)
Stock awards	48	—
Compensation expense - restricted stock grant	—	120
Changes in working capital components:
Receivables	(29,118)	(1,925)
Costs and recognized earnings in excess of billings on uncompleted contracts	(4,190)	800
Inventories	(1,695)	1,315
Prepaid expenses and other current assets	(40)	(10)
Accounts payable	(7,243)	(4,077)
Accrued payroll and employee benefits	3,353	1,949
Accrued interest	45	(488)
Other current liabilities	550	239
Billings in excess of costs and recognized earnings on uncompleted contracts	21,585	(2,310)
Income taxes receivable/payable	1,251	(375)
Other liabilities	(99)	(119)

Net cash used in operating activities	(10,680)	(1,828)

Investing activities
Acquisitions of property, plant and equipment	(7,839)	(6,013)
Proceeds from disposals of property, plant and equipment	2	2
Increase in other assets	(36)	—

Net cash used in investing activities	(7,873)	(6,011)

Financing activities
Proceeds from revolving line of credit and long-term borrowings	112,040	97,605
Principal payments on revolving line of credit and long-term debt	(93,412)	(97,198)
Proceeds from exercise of stock options and stock purchase plan	—	23
Purchase of treasury stock	(429)	—

Net cash provided by financing activities	18,199	430

Discontinued operations
Net cash provided by operating activities	43	2,124

Net cash provided by discontinued operations	43	2,124

Decrease in cash and cash equivalents	(311)	(5,285)
Cash and cash equivalents at beginning of period	1,067	8,804

Cash and cash equivalents at end of period	$756	$3,519

See notes to condensed consolidated financial statements.

SCHUFF INTERNATIONAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Three Months Ended March 30, 2014 and March 31, 2013

1.	Interim Financial Statements

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The balance sheet at December 29, 2013 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 30, 2014 are not necessarily indicative of the results that may be expected for the year ending December 28, 2014. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report for the year ended December 29, 2013.

Fiscal Year

The Company uses a 4-4-5 week quarterly cycle ending on the Sunday closest to December 31. Fiscal 2014 will cover the period from December 30, 2013 to December 28, 2014 (hereinafter 2014). Fiscal 2013 covered the period from December 31, 2012 to December 29, 2013 (hereinafter 2013).

Revenue and Cost Recognition

The Company performs its services primarily under fixed-price contracts and recognizes revenues and costs from construction projects using the percentage of completion method. Under this method, revenue is recognized based upon either the ratio of the costs incurred to date to the total estimated costs to complete the project or the ratio of tons fabricated to date to total estimated tons. Revenue recognition begins when work has commenced. Costs include all direct material and labor costs related to contract performance, subcontractor costs, indirect labor, and fabrication plant overhead costs, which are charged to contract costs as incurred. Revenues relating to changes in the scope of a contract are recognized when the work has commenced, the Company has made an estimate of the amount that is probable of being paid for the change and there is a high degree of probability that the charges will be approved by the customer or general contractor. While the Company has been successful in having the majority of its change orders approved in prior years, there is no guarantee that the majority of unapproved change orders at March 30, 2014 will be approved. Revisions in estimates during the course of contract work are reflected in the accounting period in which the facts requiring the revision become known. Provisions for estimated losses on uncompleted contracts are made in the period a loss on a contract becomes determinable.

Construction contracts with customers generally provide that billings are to be made monthly in amounts which are commensurate with the extent of performance under the contracts. Contract receivables arise principally from the balance of amounts due on progress billings on jobs under construction. Retentions on contract receivables are amounts due on progress billings, which are withheld until the completed project has been accepted by the customer.

SCHUFF INTERNATIONAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Three Months Ended March 30, 2014 and March 31, 2013

Costs and recognized earnings in excess of billings on uncompleted contracts primarily represent revenue earned under the percentage of completion method which has not been billed. Billings in excess of related costs and recognized earnings on uncompleted contracts represent amounts billed on contracts in excess of the revenue allowed to be recognized under the percentage of completion method on those contracts.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Deferred tax assets are recognized, net of any valuation allowance, for deductible temporary differences and net operating loss and tax credit carry forwards. The Company regularly evaluates the realizeability of its deferred tax assets by assessing its forecasts of future taxable income and reviewing available tax planning strategies that could be implemented to realize the deferred tax assets. Based on this evaluation, it was determined that realization of the deferred tax assets is more likely than not.

2.	Discontinued Operations

On April 26, 2013, the Company entered into an agreement with Canam Steel Corporation (“Canam”) to sell Canam substantially all of the assets of the Company’s subsidiary, Quincy Joist Company. Under the agreement, the assets included the joist plant in Buckeye, Arizona (“Arizona”), including all equipment and inventory and the joist plant (excluding the land) in Quincy, Florida (“Florida”), including all equipment and inventory. The sale of the Arizona assets was completed on June 1, 2013 and the sale of the Florida assets was completed on July 10, 2013.

3.	Stock-Based Compensation

The Company recognizes compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. Fair value of the restricted stock units awarded is based on the current traded price of the Company’s stock. Restricted stock grants (“Grants”) vest over three or five years. The Grants provide for accelerated vesting if there is a change in control (as defined in the agreements).

There was no compensation cost charged against income for the Grants for the three months ending March 30, 2014. The compensation cost that has been charged against income for the Grants was $120,000 for the three months ending March 31, 2013.

SCHUFF INTERNATIONAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Three Months Ended March 30, 2014 and March 31, 2013

4.	Receivables and Contracts in Progress

Receivables consist of the following:

	March 30	December 29
	2014	2013
	(in thousands)
Contract receivables:
Contracts in progress	$101,468	$72,960
Unbilled retentions	34,067	33,409
Allowance for doubtful accounts	(17)	(17)

	135,518	106,352
Other receivables	220	268

	$135,738	$106,620

5.	Inventories

Inventories consist of the following:

	March 30	December 29
	2014	2013
	(in thousands)

Raw materials	$12,912	$11,212
Work in process	152	157
Finished goods	188	188

	$13,252	$11,557

6.	Accounts Payable

Accounts payable consists of the following at:

	March 30	December 29
	2014	2013
	(in thousands)
Accounts payable	$37,830	$44,526
Retentions payable	4,828	5,375

	$42,658	$49,901

SCHUFF INTERNATIONAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Three Months Ended March 30, 2014 and March 31, 2013

7.	Long-Term Debt and Line of Credit

The Company has a Credit and Security Agreement (“Credit Facility”) with Wells Fargo Credit, Inc. (“Wells Fargo”). The Company also has a Line of Credit Agreement (“International LOC”) with Banco General, S.A. in Panama.

At March 30, 2014, the Company had $20,792,000 of borrowings and $3,902,000 of outstanding letters of credit issued under its Credit Facility. There was $25,306,000 available under the Company’s Credit Facility at March 30, 2014. At March 30, 2014, the Company had no borrowings and no outstanding letters of credit issued under its International LOC. There was $3,500,000 available under the Company’s International LOC at March 30, 2014.

The Credit Facility is secured by a first priority, perfected security interest in all of the Company’s assets, excluding the real estate, and its present and future subsidiaries and a second priority, perfected security interest in all of the Company’s real estate. The security agreements pursuant to which the Company’s assets are pledged prohibit any further pledge of such assets without the written consent of the bank. The Credit Facility has a floating interest rate of LIBOR plus 4.00% (4.25% at March 30, 2014) and requires monthly interest payments. The Credit Facility contains various restrictive covenants. At March 30, 2014, the Company was in compliance with these covenants.

The International LOC is secured by a first priority, perfected security interest in Schuff Hopsa Engineering’s (“SHE”) property and plant. The interest rate is 5.25% plus 1% of the special interest compensation fund (“FECI”). The International LOC contains covenants that, among other things, limit SHE’s ability to incur additional indebtedness, change its business, merge, consolidate or dissolve and sell, lease, exchange or otherwise dispose of its assets, without prior written notice.

SCHUFF INTERNATIONAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Three Months Ended March 30, 2014 and March 31, 2013

8.	Income Per Share

The following table sets forth the computation of basic and diluted income per share:

	Three Months Ended
	March 30	March 31
	2014	2013
	(in thousands except per share data)

Income from continuing operations	$2,978	$1,083
(Loss) income from discontinued operations	(13)	9

Net income	$2,965	$1,092

Denominator for basic income per share
- weighted average shares	4,201	4,180
Effect of dilutive securities:
Unvested restricted stock grants	—	3

Denominator for diluted income per share
- adjusted weighted average shares and assumed conversions	4,201	4,183

Basic EPS
Income per share from continuing operations	$0.71	$0.26

(Loss) income per share from discontinued operations	$—	$—

Income per share	$0.71	$0.26

Diluted EPS
Income per share from continuing operations	$0.71	$0.26

(Loss) income per share from discontinued operations	$—	$—

Income per share	$0.71	$0.26

9.	Contingent Matters

The Company is currently and from time to time involved through the ordinary course of business in certain claims, litigation, and assessments. Due to the nature of the construction industry, the Company’s employees from time to time become subject to injury, or even death, while employed by the Company. The Company does not believe any new material contingencies arose during the three months ended March 30, 2014.

10.	Comprehensive Income

Total comprehensive income for the three months ended March 30, 2014 and March 31, 2013 equaled net income for the corresponding periods.

SCHUFF INTERNATIONAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Three Months Ended March 30, 2014 and March 31, 2013

11.	Backlog

The Company’s backlog was $451,140,000 ($377,073,000 under contracts or purchase orders and $74,067,000 under letters of intent) at March 30, 2014. The Company’s backlog can be significantly affected by the receipt, or loss, of individual contracts. Approximately $227,864,000, representing 50.5% of the Company’s backlog at March 30, 2014, was attributable to five contracts, letters of intent, notices to proceed or purchase orders. If one or more large contracts are terminated or their scope reduced, the Company’s backlog could decrease substantially.

12.	Subsequent Events

The Company has evaluated subsequent events through July 24, 2014, which is the date the condensed consolidated financial statements were available to be issued.

On May 29, 2014, HC2 Holdings, Inc. completed its purchase of 2,500,000 shares of the Company’s common stock from SAS Venture LLC and Scott A. Schuff at a purchase price of $31.50 per share. The purchase of the shares represents approximately 60% of the Company’s outstanding stock as of the date of purchase. In connection with the ownership change, the Company paid a total of $1,200,000 to certain executives related to the change of control clause in their employment agreements.

During June and July 2014, the Company purchased 327,664 shares of the Company’s common stock from former Company executives at a total purchase price of approximately $8,691,000.